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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Annual Report (Form 10-K) of Helmerich & Payne, Inc. of our report dated November 19, 1999, included in the 1999 Annual Report to Shareholders of Helmerich & Payne, Inc.

         We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-16771, 33-55239, 333-24211, and 333-34939)
pertaining, respectively, to the Helmerich & Payne, Inc. Incentive Stock Option Plan, 1990 Stock Option Plan, Non-Employee Directors' Stock Compensation Plan, and 1996 Stock Incentive Plan of our report dated November 19, 1999, with respect to the consolidated financial statements of Helmerich & Payne, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended September 30, 1999.


                                                               ERNST & YOUNG LLP


Tulsa, Oklahoma
December 27, 1999